United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

September 16, 2010

Date of Report

[Date of Earliest Event Reported]

BULLION MONARCH MINING, INC.

(Exact name of Registrant as specified in its Charter)

Utah	000-54045	20-1885668
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

20 North Main Street, Suite 202

St. George, Utah 84770

(Address of Principal Executive Offices)

(801) 426-8111

(Registrant’s Telephone Number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure.

See Item 8.01 Other Events.

Item 8.01  Other Events.

See Exhibit 99.1, a Press Release dated September 16, 2010, regarding the acquisition of the La Reyna Property in Chihuahua, Mexico, a copy of which is attached hereto and incorporated herein by reference.  The parties have confirmed the acquisition outlined in the Binding Term Sheet executed on June 1, 2010, and have further agreed not negotiate with any other person or party regarding the subject property until the earlier of the date the definitive agreements are executed or December 31, 2010.  The Binding Term Sheet was attached to the Company’s Form 10 Registration Statement filed with the Securities and Exchange Commission on July 23, 2010, as Exhibit 10.4.

Also see Exhibit 99.2, a Press Release dated September 20, 2010, regarding a royalty payment from a third mine in the Carlin Trend in the State of Nevada and an update on the Company’s litigation in the United States District Court for the District of Nevada, styled as “Bullion Monarch Mining, Inc. versus Newmont USA Limited, a Delaware corporation, d/b/a Newmont Mining Corporation (“Newmont”), and Does I-X, inclusive.” On September 16, 2010, the Court granted Summary Judgment in favor of Newmont on its defense that the Company’s claims are barred by the doctrine of Laches or failure to timely prosecute the claims.  The Company will file a motion for reconsideration of the ruling, and if unsuccessful, also anticipates filing an appeal of the ruling.  A similar case against Barrick Goldstrike Mines continues.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit Description and Exhibit No.

99.1

Press Release dated September 16, 2010.

99.2

Press Release dated September 20, 2010

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

BULLION MONARCH MINING, INC.

Date:	9/22/2010	By:	/s/ R. Don Morris
R. Don Morris
President

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